News Release

Tuesday, July 15, 2003

Gannett Co., Inc. Reports Second Quarter Results

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2003 second quarter earnings per diluted share, on a GAAP (generally accepted accounting principles) basis, were $1.20 versus $1.13 for the second quarter of 2002, a 6 percent increase. Another quarter of positive earnings growth was achieved by the company despite the effects of the war in Iraq early in the quarter and a continued sluggish economy.

Diluted earnings per share for the first six months of 2003 were $2.12 compared with $2.04 for the same interval in 2002.

Total operating revenues for the second quarter increased 6 percent to $1.71 billion from $1.61 billion in the same quarter last year. Net income rose 7 percent to $324.3 million versus $303.9 million in 2002's second quarter. Operating cash flow (defined as operating income plus depreciation and amortization) increased to $585.4 million from $559.4 million for the second quarter of 2002, a 5 percent increase.

For the first six months of 2003, total revenues increased 4 percent to $3.26 billion. Net income rose 5 percent to $574.1 million from $547.5 million and operating cash flow advanced 3 percent to $1.05 billion.

Average diluted shares outstanding in the second quarter totaled 271,281,000 compared with 269,473,000 in 2002's second quarter.

Commenting on the company's results, Douglas H. McCorkindale, Chairman, President and CEO said: "Gannett continues to deliver solid earnings growth despite an uneven and tentative economic environment. Our newspaper operations, particularly the strong performance of the Newsquest team in the UK, bolstered our results in the quarter. The television group posted year-over-year gains in revenue, operating income and cash flow even with reduced political advertising. Lower interest expense and a favorable foreign exchange rate also contributed to earnings growth."

NEWSPAPERS

Newspaper results in the quarter include the SMG (Scottish Media Group) publishing business and the Texas-New Mexico Newspapers Partnership. Total newspaper operating revenues, which include USA TODAY and our UK properties, increased 6 percent to $1.51 billion in the second quarter, versus $1.42 billion in the same quarter of 2002. Operating cash flow rose 5 percent to $495.3 million. Newsprint expense increased 10 percent, reflecting higher year-over-year prices and increased consumption due primarily to the aforementioned acquisitions.

At USA TODAY, advertising revenues were almost even with last year's second quarter results despite substantially lower demand for travel related advertising. Paid advertising pages totaled 1,220 compared with 1,236 in the same quarter of 2002, a 1 percent decline. For the year-to-date, USA TODAY's advertising revenues were slightly ahead of last year and paid pages numbered 2,316 compared with 2,414 last year, a 4 percent decline. USA TODAY's results in the quarter benefited from strong automotive, technology and entertainment advertising.

TELEVISION

In the second quarter, television revenues increased 1 percent to $192.7 million from $191.3 million in the corresponding period in 2002. Television operating income and cash flow each advanced 1 percent and were $95.6 million and $102.2 million, respectively, in the quarter. These positive results were achieved at a time when demand for advertising was affected by the war and diminished political spending.

NON-OPERATING ITEMS

Interest expense for the second quarter was $36.3 million, down from $41.1 million in the same quarter of 2002. Other non-operating income reflects investment and currency gains which offset other non-operating charges, including those for the write-down of minority interest investments in internet businesses.

*       *       *

At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In May, Gannett's consolidated domestic Internet audience share was 13 million unique visitors reaching about 10 percent of the Internet audience according to Nielsen//Net Ratings. Newsquest is also an Internet leader in the UK where its network of Web sites attracts more than 15.9 million monthly page impressions from almost 1.7 million unique users.

All references in this release and attachments to "operating cash flow" are to a non-GAAP financial measure. Management believes that use of this measure allows investors and management to analyze and compare the company's performance in a more meaningful and consistent manner. A reconciliation of these non-GAAP amounts to the company's consolidated statements of income is attached.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. EDT today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines, by dialing 1-800-915-4836 (in the U.S.) and 1-973-317-5319 (outside the U.S.) at least 10 minutes prior to the scheduled start of the call. Replay of the conference call will be available about two hours after the live call on Tuesday. To access the replay, dial 1-800-428-6051 (in the U.S.) and 1-973-709-2089 (outside the U.S.). The access code for the replay is 297869. Materials related to the call will be available through the Investor Relations section of the company's Web site Wednesday morning.

Gannett Co., Inc. is a leading international news and information company that publishes 100 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns in excess of 400 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:
Gracia Martore
Senior Vice President and Chief Financial Officer
703-854-6918
gmartore@gannett.com

For media inquires, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com

#       #       #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirteen weeks ended         % Inc
                            June 29, 2003    June 30, 2002      (Dec)
Net Operating Revenues:
Newspaper advertising       $   1,115,381    $   1,045 938       6.6
Newspaper circulation             303,180          293,990       3.1
Television                        192,727          191,299       0.7
Other                              93,995           81,963      14.7
                            -------------    -------------     ------
Total                           1,705,283        1,613,190       5.7
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                     856,972          799,255       7.2
Selling, general and
 administrative expenses,
 exclusive of depreciation        262,917          254,534       3.3
Depreciation                       55,078           53,362       3.2
Amortization of intangible
 assets                             2,174            1,834      18.5
                            -------------    -------------     ------
Total                           1,177,141        1,108,985       6.1
                            -------------    -------------     ------
Operating income                  528,142          504,205       4.7
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                  (36,334)         (41,101)    (11.6)
Other                                 899              (81)      ***
                            -------------    -------------     ------
Total                             (35,435)         (41,182)    (14.0)
                            -------------    -------------     ------

Income before income taxes        492,707          463,023       6.4
Provision for income taxes        168,400          159,100       5.8
                            -------------    -------------     ------
Net income                  $     324,307    $     303,923       6.7
                            =============    =============     ======

Net income per share-basic          $1.21            $1.14       6.1
                                    =====            =====     ======
Net income per share-diluted        $1.20            $1.13       6.2
                                    =====            =====     ======
Dividends per share                 $0.24            $0.23       4.3
                                    =====            =====     ======

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Twenty-six weeks ended       % Inc
                            June 29, 2003    June 30, 2002      (Dec)
Net Operating Revenues:
Newspaper advertising       $   2,121,428    $   2,015,741       5.2
Newspaper circulation             605,611          593,252       2.1
Television                        350,903          358,485      (2.1)
Other                             179,586          158,870      13.0
                            -------------    -------------     ------
Total                           3,257,528        3,126,348       4.2
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                   1,693,594        1,606,371       5.4
Selling, general and
 administrative expenses,
 exclusive of depreciation        511,488          502,865       1.7
Depreciation                      109,307          106,731       2.4
Amortization of intangible
 assets                             4,004            3,667       9.2
                            -------------    -------------     ------
Total                           2,318,393        2,219,634       4.4
                            -------------    -------------     ------
Operating income                  939,135          906,714       3.6
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                  (72,443)         (69,855)      3.7
Other                               5,751           (2,373)      ***
                            -------------    -------------     ------
Total                             (66,692)         (72,228)     (7.7)
                            -------------    -------------     ------

Income before income taxes        872,443          834,486       4.5
Provision for income taxes        298,300          287,000       3.9
                            -------------    -------------     ------
Net income                  $     574,143    $     547,486       4.9
                            =============    =============     ======

Net income per share-basic          $2.14            $2.05       4.4
                                    =====            =====     ======
Net income per share-diluted        $2.12            $2.04       3.9
                                    =====            =====     ======
Dividends per share                 $0.48            $0.46       4.3
                                    =====            =====     ======

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Thirteen weeks ended         % Inc
                            June 29, 2003    June 30, 2002      (Dec)

Net Operating Revenues:
Newspaper publishing        $   1,512,556    $   1,421,891       6.4
Television                        192,727          191,299       0.7
                            -------------    -------------     ------
Total                       $   1,705,283    $   1,613,190       5.7
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     448,476    $     425,225       5.5
Television                         95,587           94,463       1.2
Corporate                         (15,921)         (15,483)     (2.8)
                            -------------    -------------     ------
Total                       $     528,142    $     504,205       4.7
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $      46,782    $      45,315       3.2
Television                          6,642            6,331       4.9
Corporate                           3,828            3,550       7.8
                            -------------    -------------     ------
Total                       $      57,252    $      55,196       3.7
                            =============    =============     ======
Operating Cash Flow (1):
Newspaper publishing        $     495,258    $     470,540       5.3
Television                        102,229          100,794       1.4
Corporate                         (12,093)         (11,933)     (1.3)
                            -------------    -------------     ------
Total                       $     585,394    $     559,401       4.6
                            =============    =============     ======

(1) Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and
    amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Twenty-six weeks ended       % Inc
                            June 29, 2003    June 30, 2002      (Dec)

Net Operating Revenues:
Newspaper publishing        $   2,906,625    $   2,767,863       5.0
Television                        350,903          358,485      (2.1)
                            -------------    -------------     ------
Total                       $   3,257,528    $   3,126,348       4.2
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     810,961    $     769,928       5.3
Television                        159,542          167,232      (4.6)
Corporate                         (31,368)         (30,446)     (3.0)
                            -------------    -------------     ------
Total                       $     939,135    $     906,714       3.6
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $      92,364    $      90,550       2.0
Television                         13,213           12,748       3.6
Corporate                           7,734            7,100       8.9
                            -------------    -------------     ------
Total                       $     113,311    $     110,398       2.6
                            =============    =============     ======
Operating Cash Flow (1):
Newspaper publishing        $     903,325    $     860,478       5.0
Television                        172,755          179,980      (4.0)
Corporate                         (23,634)         (23,346)     (1.2)
                            -------------    -------------     ------
Total                       $   1,052,446    $   1,017,112       3.5
                            =============    =============     ======

(1) Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and
    amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

"Operating Cash Flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.
Management believes that use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner. The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.

A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP in the company's consolidated statements of income, follows:

Thirteen Weeks Ended June 29, 2003

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  495,258   $  102,229   $ (12,093)  $    585,394
Less:
Depreciation         (44,608)      (6,642)     (3,828)       (55,078)
Amortization          (2,174)         -           -           (2,174)
                  ----------   ----------   ---------   ------------
Operating income  $  448,476   $   95,587   $ (15,921)  $    528,142
                  ==========   ==========   =========   ============

Thirteen Weeks Ended June 30, 2002

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  470,540   $  100,794   $ (11,933)  $    559,401
Less:
Depreciation         (43,481)      (6,331)     (3,550)       (53,362)
Amortization          (1,834)         -           -           (1,834)
                  ----------   ----------   ---------   ------------
Operating income  $  425,225   $   94,463   $ (15,483)  $    504,205
                  ==========   ==========   =========   ============

Twenty-six Weeks Ended June 29, 2003

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  903,325   $  172,755   $ (23,634)  $  1,052,446
Less:
Depreciation         (88,360)     (13,213)     (7,734)      (109,307)
Amortization          (4,004)          -           -          (4,004)
                  ----------   ----------   ---------   ------------
Operating income  $  810,961   $  159,542   $ (31,368)  $    939,135
                  ==========   ==========   =========   ============

Twenty-six Weeks Ended June 30, 2002

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  860,478   $  179,980   $ (23,346)  $  1,017,112
Less:
Depreciation         (86,883)     (12,748)     (7,100)      (106,731)
Amortization          (3,667)         -           -           (3,667)
                  ----------   ----------   ---------   ------------
Operating income  $  769,928   $  167,232   $ (30,446)  $    906,714
                  ==========   ==========   =========   ============